Exhibit 99.1
Lennox International Clarifies Full-Year Outlook for Service Experts
DALLAS, July 27 /PRNewswire-FirstCall/ — Today Lennox International (NYSE: LII) clarified that the outlook for the full-year 2005 Service Experts segment profit margin percent is in the low single digits. The second quarter earnings release issued earlier today had indicated the segment is on track for full-year segment profit in the low single digits.
Operating in over 100 countries, Lennox International Inc. is a global leader in the heating, ventilation, air conditioning, and refrigeration markets. Lennox International stock is traded on the New York Stock Exchange under the symbol “LII”. Additional information is available at: http://www.lennoxinternational.com or by contacting Bill Moltner, Vice President, Investor Relations, at 972-497-6670.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from such statements. A list of these risks and uncertainties — which includes the impact of higher raw material prices, the company’s ability to implement price increases for products and services, the impact of unfavorable weather on demand for the company’s products and services, and the potential impact on operations related to new NAECA efficiency standards — is included in the company’s publicly available filings with the Securities and Exchange Commission. LII disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.